                            Heller Financial, Inc.
                            ----------------------
                         Reports Record 1995 Net Income
                         ------------------------------
                   and Improvement in Nonearning Asset Levels
                   ------------------------------------------

  Chicago -- (January 26, 1996) -- Heller Financial, Inc. reported record net income, operating revenues and pre-tax income for full-year 1995 along with continued asset growth and improvement in nonearning assets, Richard J. Almeida, Chairman and Chief Executive Officer, said today.

     Highlights of the company's full-year 1995 results include:

 . Lending assets and investments increased by $596 million or 7 percent during 1995 as the company continued to build a more balanced portfolio. The asset-based businesses grew $900 million to 33 percent of total lending assets and investments and became the company's second largest product category.

 . Net income for 1995 was $125 million, a six percent increase compared to 1994, and the fourth straight year the company achieved improved earnings.

 . Operating revenues of $620 million were 11 percent higher than the prior year, mainly due to a $28 million increase in fees and other income, and 67 percent growth in income of international joint ventures.

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

 . Pre-tax income was $181 million, a four percent increase over the prior year.
  The smaller rate of growth in pre-tax income was the result of both a higher level of provision for losses and an 11 percent increase in operating expenses which was used to support the expansion of the newer asset-based businesses.

 . The overall credit quality of the portfolio continued to improve due to portfolio growth in the company's lower risk asset-based products, very favorable credit experience in new strategy portfolios and a 24 percent reduction in pre-1990 Corporate Finance and Real Estate lending assets and investments. Net writedowns of receivables and repossessed assets, and the provision for losses increased by $52 million and $35 million, respectively, compared to 1994 as the company continued to aggressively resolve its pre-1990 Corporate Finance and Real Estate accounts. However, credit quality in the new Corporate Finance and Real Estate portfolios performed at very acceptable levels during the year as evidenced by low levels of nonearning assets and
  writeoffs.   Nonearning assets fell to 3.6 percent of lending assets at year-
  end 1995 compared to 4.0 percent at the end of 1994.

  "Heller's record operating performance in 1995 is a result of contributions from a broad range of our businesses and reflects an increasingly better balance of earnings between newer asset-based initiatives and more established businesses," said Almeida. "Our results for the year demonstrate that we continue to make progress toward our goals of strengthened earnings, stronger asset quality, better asset diversification and continued conservative capital structure."

  Heller Financial, Inc. is a worldwide commercial financial services organization which is a wholly-owned subsidiary of The Fuji Bank, Limited, one of the world's largest banks. Heller Financial, Inc. provides U.S.-based clients with cash flow financing, factoring and working capital loans, equipment financing and leasing, asset-based finance, real estate

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

financing and equity investments. The company also operates through joint venture and wholly-owned companies located in 19 countries in Europe, Asia, Australia and Latin America. These companies specialize in factoring, asset-based finance, acquisition finance, leasing, vendor finance and trade finance.

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in millions)

                                                        December 31, 1995  December 31, 1994
                                                        -----------------  -----------------
Assets
------
Cash and cash equivalents                                          $  599             $   99
Receivables                                                         8,085              7,616
Less:  Allowance for losses of receivables                            229                231
                                                                   ------             ------

     Net receivables                                                7,856              7,385

Investments                                                           693                634
Investments in international joint ventures                           233                174
Other assets                                                          257                184
                                                                   ------             ------

                                                                   $9,638             $8,476
                                                                   ======             ======

Liabilities and Stockholders' Equity
------------------------------------

Senior debt
     Commercial paper and short-term borrowings                    $2,223             $2,451
     Notes and debentures                                           5,145              3,930
                                                                   ------             ------

     Total debt                                                     7,368              6,381

Credit balances of factoring clients                                  497                452
Other payables and accruals                                           343                274
                                                                   ------             ------

     Total liabilities                                              8,208              7,107

Minority interest in equity of Heller International
  Group, Inc.                                                          46                 39

Stockholders' equity
     Cumulative Perpetual Senior Preferred
       Stock, Series A                                                125                125
     Cumulative Convertible Preferred
       Stock, Series D                                                 25                 25
     Common stock, additional paid-in
       capital and retained earnings                                1,234              1,180
                                                                   ------             ------

     Total stockholders' equity                                     1,384              1,330
                                                                   ------             ------

                                                                   $9,638             $8,476
                                                                   ======             ======

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

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                 (in millions)


                                               For the Year Ended
                                               ------------------
                                                   December 31,
                                                   ------------

                                               1995          1994
                                               -----         -----

Interest income                                 $851          $702
Interest expense                                 464           336
                                                ----          ----

     Net interest income                         387           366

Fees and other income                            198           170
Income of international joint ventures            35            21
                                                ----          ----

Operating revenues                               620           557

Operating expenses                               216           195
Provision for losses                             223           188
                                                ----          ----

     Income before taxes and
       minority interest                         181           174

Income tax provision                              49            51
Minority interest in income of
  Heller International Group, Inc.                 7             5
                                                ----          ----

Net income                                      $125          $118
                                                ====          ====


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